Exhibit 21.1
Subsidiaries of Adient plc*

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Adient & Summit Corporation Ltd.	Thailand	57.0%
Adient (Thailand) Co., Ltd.	Thailand
Adient Asia Holdings Co., Limited	Hong Kong
Adient Automotive Argentina S.R.L.	Argentina
Adient Automotive Components (M) Sdn. Bhd.	Malaysia	89.0%
Adient Automotive Romania S.R.L.	Romania
Adient Automotive Seating (M) Sdn. Bhd.	Malaysia	87.0%
Adient Belgium BVBA	Belgium
Adient Beteiligungs GmbH	Germany
Adient Bor s.r.o.	Czech Republic
Adient Clanton Inc.	US
Adient Components Ltd. & Co. KG	Germany
Adient do Brasil Bancos Automotivos Ltda.	Brazil
Adient DongSung Inc	Korea	60.0%
Adient Eldon Inc.	US
Adient Fabrics France SAS	France
Adient Fabrics Spain, S.A.	Spain
Adient Financial Luxembourg S.a r.l.	Luxembourg
Adient France SAS	France
Adient Germany Ltd. & Co. KG.	Germany
Adient GK	Japan
Adient Global Holdings Ltd	Jersey
Adient Hungary Kft.	Hungary
Adient IM Mexico Properties, S. de R.L. de C.V.	Mexico
Adient India Private Limited	India
Adient Interior Hong Kong Limited	Hong Kong
Adient Interiors Ltd. & Co. KG	Germany
Adient Interiors Management GmbH	Germany
Adient Korea Inc	Korea
Adient Ltd. & Co. KG	Germany
Adient Mexico S. de R.L. de C.V.	Mexico
Adient Mezölak Korlátolt Felelősségű Társaság	Hungary
Adient Novo mesto, proizvodnja avtomobilskih sedežev, d.o.o.	Slovenia
Adient Poland Sp. z o.o.	Poland
Adient Properties UK Ltd	UK
Adient Saarlouis Ltd. & Co. KG	Germany
Adient Seating Canada LP	Canada
Adient Seating d.o.o.	Serbia
Adient Seating Poland Spółka z ograniczona odpowiedzialnoscia	Poland
Adient Seating Slovakia s.r.o.	Slovakia
Adient Seating UK Ltd	UK
Adient Slovenj Gradec, proizvodnja sestavnih delov za avtomobilske sedeze, d.o.o.	Slovenia

Subsidiaries of Adient plc (continued)*

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Adient South Africa (Pty) Ltd.	South Africa
Adient Strakonice s.r.o.	Czech Republic
Adient Strasbourg	France
Adient Sweden AB	Sweden
Adient US LLC	US
Avanzar Interior Technologies, Ltd.	US	49.0%
Beijing Adient Automotive Components Co., Ltd.	China	51.0%
Bridgewater Interiors, LLC	US	49.0%
Ensamble de Interiores Automotrices, S. de R.L. de C.V.	Mexico
PT Adient Automotive Indonesia	Indonesia	75.0%
Recaro Japan Co., Ltd.	Japan
Recaro North America, Inc.	US
TechnoTrim de Mexico, S. de R.L. de C.V.	Mexico	51.0%
TechnoTrim, Inc.	US	51.0%
Trim Leader, a.s	Slovakia	63.0%
*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Adient plc are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.